Item 77C
Legg Mason Partners Variable Portfolios I, Inc.:
Legg Mason Partners Variable All Cap Portfolio
Legg Mason Partners Variabale Total Return Portfolio


Sub-Item 77C
Registrant Incorporates by reference Registrant's 497
Supplement
"dated September 11, 2006 filed on September 13, 2006."
(Accession No. 0001193125-06-190227)